AGREEMENT

     THIS AGREEMENT is made this 22nd day of July 1996, by and between Ogden, McDonald & Company, a Colorado corporation ("OMC"), and Worldwide Petromoly Corporation, a Texas corporation ("Petromoly").

     WHEREAS, OMC desires to acquire all of the issued and outstanding shares of common stock of Petromoly in exchange for an aggregate of 14,507,500 authorized but unissued restricted shares of the common stock, no par value, of
OMC (the "Common Stock") (the "Exchange Offer"); and

     WHEREAS, Petromoly desires to assist OMC in a business combination which will result in the shareholders of Petromoly owning approximately 90.6% of the then issued and outstanding shares of OMC's Common Stock, and OMC holding 100% of the issued and outstanding shares of Petromoly's common stock;

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                     ARTICLE 1

                              EXCHANGE OF SECURITIES

     1.1 ISSUANCE OF SHARES. Subject to all of the terms and conditions of this Agreement, OMC agrees to offer one (1) share of Common Stock for each share of Petromoly common stock issued and outstanding, or a total of 14,507,500 shares (after the proposed 3 for 1 forward split) of OMC's Common Stock. The Common Stock will be issued directly to the shareholders of Petromoly which accept the Exchange Offer.

     1.2 EXEMPTION FROM REGISTRATION. The parties hereto intend that the Common Stock to be issued by OMC to Petromoly Capital Partners shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regula-tions promulgated thereunder, and the Common Stock to be issued to the other shareholders shall be exempt from the registration requirements of the Act pursuant to Rule 903 of Regulation S.

     1.3 INVESTMENT INTENT. Prior to the consummation of the Exchange Offer, the shareholders of Petromoly accepting the Exchange Offer shall execute Letters of Acceptance and such other documents containing, among other things, representations and warranties relating to investment intent and investor status, restrictions on transferability and restrictive legends such that the counsel for both OMC and Petromoly shall be satisfied that the exchange of shares as contemplated by this Agreement shall be exempt from the registra-tion requirements of the Act and any applicable state or provincial blue sky laws.

                                     ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF PETROMOLY

     Except as disclosed in Schedule 2 which is attached hereto as Exhibit A and incorporated herein by reference, Petromoly hereby represents and warrants to OMC that:

     2.1 ORGANIZATION. Petromoly is a corporation duly organized, validly existing, and in good standing under the laws of Texas, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     2.2 CAPITAL. The authorized capital stock of Petromoly consists of 20,000,000 shares of Common Stock, $.001 par value, of which 14,507,500 are currently issued and outstanding. All of the issued and outstanding shares of Petromoly are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating Petromoly to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 SUBSIDIARIES. Petromoly does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     2.4 DIRECTORS AND OFFICERS. Schedule 2 contains the names and titles of all directors and officers of Petromoly as of the date of this Agreement.

     2.5 FINANCIAL STATEMENTS. Petromoly has delivered to OMC its audited balance sheet and statements of operations and cash flows as of and for the period ended December 31, 1995 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

     2.6 ABSENCE OF CHANGES. Since December 31, 1995, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Petromoly's knowledge, Petromoly has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of Petromoly or waived or surrendered any claim or right of material value.

     2.7 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Petromoly nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to OMC or have otherwise been disclosed to OMC.

     2.8 TAX RETURNS. Within the times and in the manner prescribed by law, Petromoly has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

     2.9 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, OMC and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of Petromoly. Petromoly shall make available to OMC and/or its attorneys all books and records of Petromoly.

     2.10 TRADE NAMES AND RIGHTS. Schedule 2 sets forth a complete and accurate schedule of (i) all registered trademarks and service marks and all trademark and service mark applications, including country of filing, filing number, date of issue and expiration date used in the business of Petromoly; and (ii) all registered copyrights of property owned by Petromoly. Except as set forth in such schedule, to Petromoly's knowledge, no third party has asserted, or threatened to assert against Petromoly or any of its officers or directors any conflicting rights to any such intellectual property and Petromoly has no knowledge of facts that Petromoly believes could reasonably be expected to give rise to such a claim.

     2.11 COMPLIANCE WITH LAWS. Petromoly has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on Petromoly or its properties.

     2.12 LITIGATION. Petromoly is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of Petromoly, threatened against or affecting Petromoly or its business, assets or financial condition, except for matters which would not have a material affect on Petromoly or its properties. Petromoly is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Petromoly is not engaged in any lawsuit to recover any material amount of monies due to it.

     2.13 AUTHORITY. Petromoly has full corporate power and authority to enter into this Agreement. The board of directors of Petromoly has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Petromoly and the performance of the obligations of Petromoly under this Agreement. No other corporate proceedings on the part of Petromoly are necessary to authorize the execution and delivery of this Agreement by Petromoly in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by Petromoly, and will be a valid and binding agreement of Petromoly, enforceable against Petromoly in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.14 ABILITY TO CARRY OUT OBLIGATIONS. Neither the execution and delivery of this Agreement, the performance by Petromoly of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of Petromoly's knowledge: (a) materially violate any provision of Petromoly's articles of incorporation or bylaws; (b) with or with out the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Petromoly, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Petromoly is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of Petromoly; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Petromoly is bound or subject.

     2.15 FULL DISCLOSURE. None of the representations and warranties made by Petromoly herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by Petromoly, or on its behalf, contains or will contain any untrue statement of material fact.

     2.16 ASSETS. Petromoly has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

     2.17 MATERIAL CONTRACTS AND OBLIGATIONS. Attached hereto on Schedule 2 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which Petromoly is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Company in excess of $50,000; or which involve transactions or proposed transactions between the Company and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by OMC and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     2.18 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Petromoly in connection with:
(a) the execution and delivery by Petromoly of this Agreement; (b) the performance by Petromoly of its obligations under this Agreement; or (c) the consummation by Petromoly of the transactions contemplated under this Agreement.

                                     ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF OMC

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, OMC represents and warrants to Petromoly that:

     3.1 ORGANIZATION. OMC is a corporation duly organized, valid existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     3.2 CAPITALIZATION. The authorized capital stock of OMC consists of 800,000,000 shares of no par value Common Stock of which 500,000 shares of Common Stock are currently issued and outstanding, and 10,000,000 shares of no par value Preferred Stock, of which no shares are issued or outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and all of such shares have been issued in accordance with the applicable federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convert-ible securities, or other agreements or commitments obligating OMC to issue or to transfer from treasury any additional shares of its capital stock of any class. On the Closing, there will be 1,500,000 shares of Common Stock outstanding as a result of the 3 for 1 forward stock split.

     3.3 SUBSIDIARIES. OMC does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     3.4 DIRECTORS AND OFFICERS. Schedule 3 contains the names and titles of all directors and officers of OMC as of the date of this Agreement.

     3.5 FINANCIAL STATEMENTS. OMC has delivered to Petromoly its audited balance sheet and statements of operations and cash flows as of and for the period ended June 30, 1995, and its combined unaudited balance sheet and statements of operations and cash flows as of and for the period ended March 31, 1996 (collectively the "Financial Statements.") The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited financial statements do not contain footnotes. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

     3.6 ABSENCE OF CHANGES. Since March 31, 1996, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of OMC's knowledge, OMC has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     3.7 ABSENCE OF UNDISCLOSED LIABILITIES. To the best of OMC's knowledge, neither OMC nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to Petromoly.

     3.8 TAX RETURNS. Within the times and in the manner prescribed by law, OMC has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     3.9 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, Petromoly shall have the opportunity to meet with OMC's accountants and attorneys to discuss the financial condition of OMC. OMC shall make available to Petromoly all books and records of OMC.

     3.10 TRADE NAMES AND RIGHTS. OMC does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     3.11 COMPLIANCE WITH LAWS. To the best of OMC's knowledge, OMC has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

     3.12 LITIGATION. OMC is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of OMC, threatened against or affecting OMC or its business, assets, or financial condition. OMC is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. OMC is not engaged in any legal action to recover moneys due to it.

     3.13 SEC FILINGS. OMC has filed with the SEC in a timely manner, and has previously delivered to Petromoly true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by OMC since October 1, 1994, under the Securities Act or the Exchange Act. The common stock of OMC is registered pursuant to Section 12(g) of the Exchange Act. No form, report, schedule, statement or other document filed by OMC with the SEC since October 1, 1994, contained any untrue statement of a material fact or omitted to state any material fact, at the time such document was filed, necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such facts as were corrected in any subsequent form, report, schedule, statement or other document filed by OMC with the SEC. OMC has not filed the Form 10-KSB for the year ended June 30, 1996, since such report is not required to be filed until September 28, 1996.

     3.14 NO PENDING INVESTIGATION. OMC is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding OMC or any officers or directors of OMC or any shareholders or controlling persons of such shareholders.

     3.15 AUTHORITY. OMC has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of OMC has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of OMC, the performance of the obligations of OMC under this Agreement and the consummation by OMC of the transactions contemplated under this Agreement. No other corporate proceedings on the part of OMC are necessary to authorize the execution and delivery of this Agreement by OMC in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by OMC, will be a valid and binding agreement of OMC, enforceable against OMC in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     3.16 ABILITY TO CARRY OUT OBLIGATIONS. Neither the execution and delivery of this Agreement, the performance by OMC of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of OMC's knowledge: (a) violate any provision of OMC's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of OMC, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which OMC is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of OMC; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which OMC is bound or subject.

     3.17 VALIDITY OF OMC SHARES. The shares of OMC Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and such shares will be issued in accordance with the federal securities laws and the laws of the States of Texas and Colorado.

     3.18 FULL DISCLOSURE. None of the representations and warranties made by OMC herein, or in any exhibit, certificate or memorandum furnished or to be furnished by OMC, or on its behalf, contains or will contain any untrue state-ment of material fact, or omit any material fact the omission of which would be misleading.

     3.19 ASSETS. OMC has good and marketable title to all of its properties free and clear of any and all liens, claims and encumbrances.

     3.20 MATERIAL CONTRACTS. OMC does not have any material contracts to which it is a party or by which it is bound.

     3.21  EMPLOYEES.  OMC presently has no salaried employees.

     3.22 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by OMC in connection with: (a) the execution and delivery by OMC of its obligations under this Agreement; (b) the performance by OMC of its obligations under this Agreement; or (c) the consummation by OMC of the transactions contemplated by this Agreement.

     3.23 REAL PROPERTY. OMC does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

                                   ARTICLE 4

                                   COVENANTS

     4.1 INVESTIGATIVE RIGHTS. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representa-tives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commit-ments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     4.2 CONDUCT OF BUSINESS. Prior to the Closing, OMC and Petromoly shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither OMC nor Petromoly shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein. OMC will complete a 3 for 1 forward stock of its common stock such that there will be 1,500,000 shares issued and outstanding prior to the Closing.

     4.3 INDEMNIFICATION BY PETROMOLY. Petromoly agrees to defend and hold OMC harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by Petromoly to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Petromoly under this Agreement, or as a result of OMC's use of a unanimous consent of shareholders to approve this transaction instead of proxy materials. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of one year from the Closing or termination, as the case may be.

     4.4 INDEMNIFICATION BY OMC. OMC agrees to indemnify, defend and hold Petromoly and the Petromoly shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by OMC to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by OMC under this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                                   ARTICLE 5

                    CONDITIONS PRECEDENT TO OMC'S PERFORMANCE

     5.1 CONDITIONS. The obligations of OMC hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. OMC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by OMC of any other condition of or any of OMC's other rights or remedies, at law or in equity, if Petromoly shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by Petromoly in this Agreement or in any written statement that shall be delivered to OMC by Petromoly under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.3 PERFORMANCE. Petromoly shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.4 ACCEPTANCE BY PETROMOLY SHAREHOLDERS. The holders of not less than 100% of the issued and outstanding shares of common stock of Petromoly shall have agreed to exchange their shares for shares of OMC Common Stock.

     5.5 ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Petromoly on or before the Closing Date.

     5.6 OFFICER'S CERTIFICATE. Petromoly shall have delivered to OMC a certificate, dated the Closing Date, and signed by the Chief Executive Officer of Petromoly, certifying that each of the conditions specified in Sections 5.2 through 5.5 hereof have been fulfilled.

                                    ARTICLE 6

                 CONDITIONS PRECEDENT TO PETROMOLY'S PERFORMANCE

     6.1 CONDITIONS. Petromoly's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. Petromoly may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Petromoly of any other condition of or any of Petromoly's rights or remedies, at law or in equity, if OMC shall be in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by OMC in this Agreement or in any written statement that shall be delivered to Petromoly by OMC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 PERFORMANCE. OMC shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     6.4 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against OMC on or before the Closing Date.

     6.5 DIRECTORS OF OMC. Effective on the Closing, OMC shall have fixed the size of its Board of Directors at three (3) persons, such Board of Directors shall include three persons designated by Petromoly, and the current directors of OMC shall have submitted their resignations.

     6.6 ACCEPTANCE BY PETROMOLY SHAREHOLDERS. The holders of an aggregate of not less than 100% of the issued and outstanding shares of common stock of Petromoly shall have agreed to exchange their shares for shares of OMC Common Stock.

     6.7 OFFICERS' CERTIFICATE. OMC shall have delivered to Petromoly a certificate, dated the Closing Date and signed by the President of OMC certifying that each of the conditions specified in Sections 6.2 through 6.6 have been fulfilled.

     6.8 PRIVATE OFFERING. Petromoly shall have completed its private offering and raised gross proceeds of at least $2,000,000.

                                   ARTICLE 7

                                    CLOSING

     7.1 CLOSING. The Closing of this transaction shall be held at the offices of Jon D. Sawyer, P.C., 1401 Seventeenth Street, Suite 460, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties, but in no event shall the Closing be later than July 31, 1996. At the Closing:

          (a) Petromoly shall deliver Letters of Acceptance and the certificates representing the shares of Petromoly held by the shareholders of Petromoly accepting the Exchange Offer ("Accepting Shareholders") to OMC.

          (b) Each Accepting Shareholder shall receive a certificate or certificates representing the number of shares of OMC Common Stock for which the shares of Petromoly common stock shall have been exchanged. The certificates for all shareholders except Petromoly Capital Partners will be delivered to the law firm of Hanna Heppell Bell & Visosky who will hold such certificates pursuant to a pooling agreement with such shareholders.

          (c)  OMC shall deliver an officer's certificate, as described in
Section 6.7 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of OMC are true and correct as of, or have been fully performed and complied with by, the Closing Date.

          (d) OMC shall deliver a signed Consent and/or Minutes of the Directors of OMC approving this Agreement and each matter to be approved by the Directors of OMC under this Agreement.

          (e) Petromoly shall deliver an officer's certificate, as described in Section 5.6 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Petromoly are true and correct as of, or have been fully performed and complied with by, the Closing Date.

          (f) Petromoly shall deliver a signed Consent or Minutes of the Directors of Petromoly approving this Agreement and each matter to be approved by the Directors of Petromoly under this Agreement.

                                   ARTICLE 8

                                 MISCELLANEOUS

     8.1 CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     8.2 NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     8.3 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     8.4 TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

     8.5 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     8.6 CHOICE OF LAW. This Agreement and its application shall be governed by the laws of the State of Colorado, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     8.7 NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     OMC:

          Ogden, McDonald & Company
          3140-K South Peoria Street, Suite 230
          Aurora, Colorado 80014

     with a copy to:

          Andrew I. Telsey
          Andrew I. Telsey, P.C.
          2851 South Parker Road, Suite 720
          Aurora, Colorado 80014

     Petromoly:

          Worldwide Petromoly Corporation
          1300 Post Oak Boulevard, 9th Floor
          Houston, Texas  77056

     with a copy to:

          Jon D. Sawyer, P.C.          and     Mark Licata
          Jon D. Sawyer                        Looper, Reid, Mark & McGraw
          1401 17th Street, Suite 460          9 Greenway Plaza, Suite 1717
          Denver, Colorado  80202              Houston, Texas 77046

     8.8 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     8.9 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     8.10 BROKERS. The parties hereto represent and agree that no broker has brought about the aforementioned transaction and no finder's fee has been paid or is payable by any party. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     8.11 ANNOUNCEMENTS. OMC and Petromoly will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     8.12 EXPENSES. OMC and Petromoly will pay their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     8.13 EXHIBITS. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     AGREED TO AND ACCEPTED as of the date first above written.

OGDEN, MCDONALD & COMPANY           WORLDWIDE PETROMOLY CORPORATION

By/s/ Matthew J. Kavanagh, III      By/s/ Gilbert Gertner
  Matthew J. Kavanagh, III,           Gilbert Gertner, Chief Executive Officer
    President

                                  SCHEDULE 2

                        WORLDWIDE PETROMOLY CORPORATION
                                  ("Petromoly")


     2.4  Directors and Officers of Petromoly:

     Gilbert Gertner   -   Chairman of the Board, Chief Executive Officer
                           and Director
     Robert Goldberg   -   President and Director
     Lance Rosmarin    -   Secretary, Treasurer and Director
     Kenneth Leitmayr  -   Vice President

     2.6 On January 1, 1996, Petromoly accepted a capital contribution from its sole shareholder, Petromoly Capital Partners, a Texas general partnership (the "Partnership"), of assets previously licensed to and utilized in Petromoly's business, which assets the Board of Directors valued at $1,500,000. The assets were conveyed to Petromoly under a Quitclaim Bill of Sale and Assumption Agreement, which included a provision obligating Petromoly to pay a certain obligation of the Partnership to Gilbert Gertner, when due, in an amount not to exceed $90,000.

     2.17 Quitclaim Bill of Sale and Assumption Agreement dated January 1, 1996, between the Partnership and Petromoly (see disclosure under 2.6 above).

                                   SCHEDULE 3

                        OGDEN, MCDONALD & COMPANY ("OMC")


     2.4  Directors and Officers of OMC:

     Matthew J. Kavanagh  -   President and Director
     Thomas J. Chase      -   Secretary and Director
     Robert G. Hughes     -   Director

     2.20  Material Contracts:  None.